SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                   ----------------------------------


                                FORM 8-K

                              CURRENT REPORT


                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


   Date of Report (Date of earliest event reported): September 20, 2002


                          CARNIVAL CORPORATION
         (Exact name of registrant as specified in its charter)


Republic of Panama             1-9610                  59-1562976
---------------------------    -----------------       -----------------
(State or other jurisdiction  (Commission File Number) (I.R.S. Employer
of incorporation)                                      Identification No.)



3655 N.W. 87th Avenue, Miami, Florida             33178-2428
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(Address of principal executive offices)          (Zip code)



Registrant's telephone number, including area code:   (305) 599-2600









Item 5. Other Events.

     On September 20, 2002, Carnival Corporation issued a press release entitled "Carnival Corporation Reports Third Quarter Earnings" attached hereto as Exhibit 99.1. The press release is incorporated herein by reference.


Item 7. Financial Statements and Exhibits

     The Exhibit 99.1 press release entitled "Carnival Corporation Reports Third Quarter Earnings" dated September 20, 2002 is hereby incorporated by reference.










                                 Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 20, 2002

                                      CARNIVAL CORPORATION

                                      By: /s/Gerald R. Cahill
                                      -------------------------------------
                                      Name:  Gerald R. Cahill
                                      Title: Senior Vice President-Finance
                                             and Chief Financial and
                                             Accounting Officer






                                Exhibit List

Exhibit           Description
-------           -----------
99.1              Press release entitled "Carnival Corporation Reports
                  Third Quarter Earnings" dated September 20, 2002.




                                                             EXHIBIT 99.1

CONTACT: Tim Gallagher                              FOR IMMEDIATE RELEASE

             CARNIVAL CORPORATION REPORTS THIRD QUARTER EARNINGS

     MIAMI (09/20/02) -- Carnival Corporation (NYSE:CCL) reported net income of $500.8 million ($0.85 Diluted EPS) on revenues of $1.44 billion for its third quarter ended August 31, 2002, compared to net income of $495.0 million ($0.84 Diluted EPS) on revenues of $1.49 billion for the same quarter in 2001.
     Net income for the nine months ended August 31, 2002 was $824.6 million ($1.40 Diluted EPS) on revenues of $3.33 billion, compared to net income of $809.9 million ($1.38 Diluted EPS) on revenues of $3.58 billion for the same period in 2001.
     Earnings for the third quarter of 2002 included a $34 million income tax benefit from the company's Costa Cruise operation resulting from a new Italian investment tax law. This was partially offset by a provision of $20 million related to a vessel write-down. In addition, there was a $13 million reduction in earnings in the third quarter of 2002 resulting from canceled cruises during the quarter.
     Cruise revenues for the third quarter of 2002 were 1.4 percent lower than last year primarily because of a significant decline in the number of guests purchasing air transportation from the company and lower cruise ticket prices. This was partially offset by an increase in cruise capacity of 2.2 percent. Net revenue yield (net revenue per available berth day after deducting the cost of air transportation and travel agent commissions) was down less than 1 percent compared to the previous year's third quarter. This was considerably better than the company's earlier forecast of down 3 to 5 percent primarily due to the strengthening of the euro relative to the U.S. dollar and stronger than expected pricing on close-to-sailing bookings during the quarter.
     Also impacting earnings for the third quarter was a 2.7 percent increase in the company's cost per available berth day (excluding the cost
of air transportation and travel agent commissions).    This increase in
cost per berth day was primarily due to the strengthening of the euro relative to the U.S. dollar, higher fuel costs, higher advertising expenditures, and the effect of the canceled cruises.
     Commenting on the third quarter results, Carnival Corporation Chairman and CEO Micky Arison said he was pleased that the company was continuing to improve its performance since the events of September 11. "In spite of the continuing economic uncertainties, political unrest and lingering effects of September 11, we have experienced sequential yield improvement and expect that trend to continue with net revenue yield comparisons turning positive in the fourth quarter," Arison said. He noted that the net revenue yield decline during the third quarter of less than 1 percent was a significant improvement from the 5.3 percent decline reported for the second quarter of this year.
     During the third quarter of 2002, Carnival Cruise Lines announced that it had reached an agreement with the Fincantieri shipyard for the construction of a new 110,000-ton, 2,974-passenger "Conquest-class" vessel, which is to be built at an approximate cost of $450-460 million for delivery in late fall 2005. Arison noted that this was the second cruise ship order by Carnival since September 11, which demonstrates the company's continued belief in the long-term fundamentals of its business. In addition, he pointed out that the company's "strong cash flows and balance sheet enable it to continue to expand its cruise fleet, even during these uncertain times."
     In August 2002, Carnival Cruise Lines launched the new 2,124-passenger Carnival Legend from Harwich, England, which has just completed a high-
profile European introduction.   Next week, the Carnival Legend begins a
series of two-, three- and 11-day cruises from New York. After a pair of six-day Bermuda cruises from Philadelphia and Baltimore, the ship will launch eight-day Caribbean sailings from Fort Lauderdale, Fla., on Nov. 10. Following these voyages, Carnival Legend will return to New York for a unique eight-day Caribbean cruise program from May 13 to Oct. 12, 2003.
     Looking to the fourth quarter of 2002, Arison noted that the tone of bookings continues to provide confidence that fourth quarter net revenue yields will increase over last year. "The booking curve continues to be unusually close to the sailing date as it has throughout 2002, making it
more difficult to forecast net revenue yields.   However, as expected,
fourth quarter bookings during the last two months have run considerably higher than last year's levels although pricing for the fourth quarter is slightly below the prior year. Because of the expected higher occupancy levels for the fourth quarter, we now forecast net revenue yields to be up between 1 to 3 percent," Arison explained.
     Also during the fourth quarter of 2002, both Carnival Cruise Lines and Holland America will introduce new classes of vessels to their fleets. Carnival's largest passenger ship ever constructed, the 2,974-passenger Carnival Conquest, is scheduled to enter service from New Orleans in mid-November 2002. In addition, Holland America will also launch the 85,000-ton Zuiderdam, the first ship in its new Vista-class series, in December 2002 from Fort Lauderdale. This 1,848-passenger vessel represents a 28 percent increase in passenger capacity over the 1,440-passenger Volendam, the largest ship currently in Holland America's fleet, and offers more than 85 percent of its cabins with ocean views, of which 80 percent have balconies.
     Separately, Carnival is continuing to cooperate with the Federal Trade Commission in its ongoing investigation, now nearing completion, with regard to Carnival's pending pre-conditional offer for P&O Cruises.
     The company has scheduled a conference call with analysts at 11 a.m. EDT today to discuss its 2002 third quarter earnings. This call can be listened to live, and additional information can be obtained at Carnival Corporation's Web site at www.carnivalcorp.com.
     Carnival Corporation is a global vacation and leisure travel provider that operates Carnival Cruise Lines, the world's largest cruise line based on passengers carried, Costa Cruises, Cunard Line, Holland America Line, Seabourn Cruise Line, Windstar Cruises and Holland America Tours. Carnival Corporation's six cruise brands operate 44 ships in the Caribbean, Europe, Mexican Riviera, Alaska, South America and other worldwide destinations, and have 15 new ships scheduled for delivery during the next four years.

****************************************************************************
Special note regarding forward-looking statements
     Certain statements in this announcement constitute "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Carnival Corporation has tried, wherever possible, to identify such statements by using words such as "anticipate," "assume," "believe," "expect," "forecast," "future," "intend," "plan" and words and terms of similar substance in connection with any discussion of future operating or financial performance. These forward-looking statements, including those which may impact the forecasting of Carnival's net revenue yields, booking levels, pricing, occupancy or business prospects, involve known and unknown risks, uncertainties and other factors, which may cause Carnival's actual results, performances or achievements to be materially different from any future results, performances or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: general economic and business conditions which may impact levels of disposable income of consumers and the net revenue yields for Carnival's cruise products; consumer demand for cruises and other vacation options; other vacation industry competition; effects on consumer demand of armed conflicts, political instability, terrorism, adverse media publicity and the availability of air service; shifts in consumer booking patterns; increases in vacation industry capacity, including cruise capacity; continued availability of attractive port destinations; changes in tax laws and regulations; changes and disruptions in financial and equity markets; Carnival's financial and contractual counterparties' ability to perform; Carnival's ability to implement its brand strategy, Carnival's ability to implement its shipbuilding program and to continue to expand its business worldwide; Carnival's ability to attract and retain shipboard crew; changes in foreign currency and interest rates and increases in security, food, fuel, and insurance costs ; delivery of new ships on schedule and at the contracted prices; weather patterns and natural disasters; unscheduled ship repairs and drydocking; incidents involving cruise ships; impact of pending or threatened litigation; Carnival's ability to successfully implement cost improvement plans; the continuing financial viability and/or consolidation of Carnival's travel agent distribution system; Carnival's ability to successfully integrate business acquisitions and changes in laws and regulations applicable to Carnival.
     These risks may not be exhaustive. Carnival operates in a continually changing business environment, and new risks emerge from time to time. Carnival cannot predict such risks nor can it assess the impact, if any, of such risks on its business or the extent to which any risk, or combination of risks may cause actual results to differ from those projected in any forward-looking statements. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. Carnival undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
     Carnival plans to file a registration statement on Form S-4 and a statement on Schedule TO with the U.S. Securities and Exchange Commission in connection with commencement of its pre-conditional offer to acquire P&O Princess Cruises plc. The Form S-4 will contain a prospectus and other documents relating to the pre-conditional offer. Carnival plans to mail the prospectus contained in the Form S-4 to shareholders of P&O Princess when the Form S-4 is filed with the SEC. The Form S-4, the prospectus and the Schedule TO will contain important information about Carnival, P&O Princess, the pre-conditional offer and related matters. Investors and stockholders should read the Form S-4, the prospectus, the Schedule TO and the other documents filed with the SEC in connection with the pre-conditional offer carefully before they make any decision with respect to the pre-conditional offer. The Form S-4, the prospectus, the Schedule TO and all other documents filed with the SEC in connection with the pre-conditional offer will be available when filed free of charge at the SEC's web site, at www.sec.gov. In addition, the prospectus and all other documents filed with the SEC in connection with the pre-conditional offer will be made available to investors free of charge by writing to Tim Gallagher at Carnival Corporation, Carnival Place, 3655 N.W. 87 Avenue, Miami, Florida, 33178-2428.
     In addition to the Form S-4, the prospectus, the Schedule TO and the other documents filed with the SEC in connection with the pre-conditional offer, Carnival is obligated to file annual, quarterly and current reports, proxy statements and other information with the SEC. Persons may read and copy any reports, statements and other information filed with the SEC at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for further information on the public reference room. Filings with the SEC also are available to the public from commercial document-retrieval services and at the web site maintained by the SEC at www.sec.gov.
Contact information:
     For investor relations, please contact Beth Roberts, Tel: 1-305-599-2600, ext. 19066, and for media inquiries, please contact Tim Gallagher,
Tel: 1-305-599-2600, ext. 16000, Carnival Corporation, Carnival Place, 3655 N.W. 87 Avenue, Miami, Florida 33178-2428.









































                             CARNIVAL CORPORATION
                    CONSOLIDATED STATEMENTS OF OPERATIONS

                             THREE MONTHS ENDED      NINE MONTHS ENDED
                                  AUGUST 31,             AUGUST 31,
                             2002         2001      2002          2001
                               (in thousands, except earnings per share)


 Revenues                     $1,437,655 $1,489,918 $3,332,588 $3,576,649
 Costs and Expenses
   Operating                     682,243    719,378  1,733,863  1,920,832
   Selling and administrative    147,900    146,797    442,647    457,252
   Depreciation and amortization  99,088     97,008(a) 281,431    280,958(a)
   Impairment charge              20,000    101,389     20,000    101,389
                                 949,231  1,064,572  2,477,941  2,760,431

 Operating Income Before Loss
   From Affiliated Operations    488,424    425,346    854,647    816,218

 Loss From Affiliated
   Operations, Net                                                (44,024)

 Operating Income                488,424    425,346    854,647    772,194

 Nonoperating Income (Expense )
   Interest income                10,762     12,972     25,177     22,750
   Interest expense,
     net of capitalized interest (28,974)   (30,100)   (86,440)   (92,210)
   Other income (expense), net     1,879     93,133(b)  (5,251)   105,459(b)
   Income tax benefit (expense)   28,673(c)  (6,376)    36,472(c)   1,695
                                  12,340     69,629    (30,042)    37,694

 Net Income                     $500,764   $494,975   $824,605   $809,888

 Earnings Per Share
   Basic                           $0.85      $0.84      $1.41      $1.39
   Diluted                         $0.85      $0.84      $1.40      $1.38

 Weighted Average Shares
   Outstanding Basic             586,672    586,078    586,496    584,698
 Weighted Average Shares
   Outstanding Diluted           587,917    587,510    588,117    586,744


(a) On December 1, 2001, the company adopted SFAS No. 142, "Goodwill and Other Intangible Assets," which required the company to cease amortizing its goodwill. Goodwill amortization was $5 million and $15 million in the three and nine months ended Aug. 31, 2001, respectively.
(b) Other income included a gain of approximately $100 million from the sale of the company's minority interest in Airtours, net of a charge of $7 million for litigation expenses.
(c) Includes a $34 million income tax benefit from Costa Cruises resulting from a new Italian investment tax law.




                             CARNIVAL CORPORATION
                  SELECTED STATISTICAL AND SEGMENT INFORMATION


                                  THREE MONTHS ENDED    NINE MONTHS ENDED
                                       AUGUST  31,          AUGUST 31,
                                 2002           2001   2002           2001
                                    (in thousands)          (in thousands)

STATISTICAL NFORMATION
  Passengers carried             1,036          994       2,640       2,596
  Available lower berth days     5,524        5,405      15,842      15,500
  Occupancy percentage           113.7%       113.0%      106.3%      107.0%

SEGMENT INFORMATION
  Revenues
    Cruise                  $1,339,181   $1,357,606  $3,207,042  $3,412,197
    Tour                       125,407      173,600     158,902     212,358
    Intersegment elimination   (26,933)     (41,288)    (33,356)    (47,906)
                            $1,437,655   $1,489,918  $3,332,588  $3,576,649
  Operating expenses
    Cruise                    $614,738     $627,528  $1,637,333  $1,797,491
    Tour                        94,438      133,138     129,886     171,247
    Intersegment elimination   (26,933)     (41,288)    (33,356)    (47,906)
                              $682,243     $719,378  $1,733,863  $1,920,832
  Operating income (loss)
    Cruise, excluding
      impairment charge       $493,002     $504,598    $885,346    $920,190
    Cruise - impairment charge (20,000)    (101,389)    (20,000)   (101,389)
    Tour                        18,558       24,847      (1,821)      6,686
    Affiliated operations                                           (44,024)
    Corporate                   (3,136)      (2,710)     (8,878)     (9,269)
                              $488,424     $425,346    $854,647    $772,194